UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 7, 2007, Duke Energy Corporation (“Duke Energy”) received notice from the plan administrator of the Duke Energy Corporation Retirement Savings Plan (“RSP”) and the Cinergy Corp. Non-Union Employees’ 401(k) Plan, Cinergy Corp. Union Employees’ 401(k) Plan and Cinergy Corp. Union Employees’ Savings Incentive Plan informing it that activity in the Duke Energy Common Stock Fund under all of the plans will be closed for participant transactions (i.e., investment election changes, loans, distributions and withdrawals). The blackout period will begin, depending on the plan and participant transaction, as early as the close of business on December 26, 2007 and will end as late as sometime during the week of January 6, 2008. The blackout period is necessary for the plan recordkeeper, Fidelity Investments, to clear all pending trades and determine final account balances in connection with the merger of the Cinergy Corp. Non-Union Employees’ 401(k) Plan into the RSP, the transfer of recordkeeping services for the RSP from Hewitt Associates to Fidelity Investments and the change in each of the plan’s investment funds. On November 13, 2007, Duke Energy sent a notice to its directors and executive officers informing them that during the blackout period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Duke Energy’s insider trading policy, they will be unable to trade in Duke Energy common stock (or related securities). During the blackout period and for a two-year period thereafter, information about the actual beginning and ending dates of the blackout period may be obtained, without charge, by contacting Duke Energy Corporation, Attention: Vice President, Corporate Human Resources, 526 South Church St., Charlotte, NC 28202 (telephone (704) 382-8554).

The notice to directors and executive officers of Duke Energy is included as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)             Exhibits.

99.1                            Duke Energy Corporation Notice to Directors and Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: November 13, 2007	By:	/s/Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive and Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Duke Energy Corporation Notice to Directors and Executive Officers